SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NEUROBIOLOGICAL TECHNOLOGIES, INC.

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NEUROBIOLOGICAL TECHNOLOGIES, INC.

3260 Blume Drive, Suite 500

Richmond, California 94806

(510) 262-1730

October 14, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Neurobiological Technologies, Inc. (the “Company”). The meeting will be held at a new location, The Westin St. Francis Union Square, 333 Powell Street, San Francisco, California on Thursday, November 18, 2004 at 10:00 a.m., local time.

The matters to be considered at the meeting are described in detail in the attached proxy statement. We will also report on the activities of the Company immediately following the meeting, and you will have an opportunity to submit questions or comments on matters of interest to stockholders generally. Included with the proxy statement is a copy of the Company’s 2004 Annual Report to Stockholders for the fiscal year ended June 30, 2004.

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, I urge you to vote your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person, and may save the Company from incurring additional proxy solicitation costs.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Paul E. Freiman President and Chief Executive Officer

NEUROBIOLOGICAL TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, November 18, 2004

We will hold our 2004 Annual Meeting of Stockholders (the “Annual Meeting”) at a new location, The Westin St. Francis Union Square, 333 Powell Street, San Francisco, California on Thursday, November 18, 2004, at 10:00 a.m. local time for the following purposes:

1.	To elect eight directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50 million shares.

3.	To amend our 2003 Equity Incentive Plan to provide non-employee directors with annual stock option grants of 10,000 shares.

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2005.

5.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on Friday, September 24, 2004, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We cordially invite each of our stockholders to attend and vote at the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she returns a proxy.

By Order of the Board of Directors,

Stephen C. Ferruolo Secretary

Richmond, California

October 14, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A MAJORITY OF THE SHARES MUST BE REPRESENTED AT THE MEETING, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU PLAN TO ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU SEND IN YOUR PROXY.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

3260 Blume Drive, Suite 500

Richmond, California 94806

(510) 262-1730

PROXY STATEMENT FOR

2004 ANNUAL MEETING OF STOCKHOLDERS

November 18, 2004, 10:00 a.m., local time

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Neurobiological Technologies, Inc. (the “Company”) for use at the Company’s 2004 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, November 18, 2004, at 10:00 a.m. local time. The meeting will be held at a new location, The Westin St. Francis Union Square, 333 Powell Street, San Francisco, California. This proxy statement and the accompanying form of proxy will be mailed to our stockholders on or about October 14, 2004.

Only stockholders of record at the close of business on September 24, 2004 (the “record date”), are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, 26,444,487 shares of Common Stock, par value $0.001 per share (“Common Stock”), were issued and outstanding, and 534,000 shares of Series A Preferred Stock, par value $0.001 per share (“Preferred Stock”), were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting, and each share of Preferred Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock on the record date will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment thereof.

We will provide copies of this proxy statement, notice of annual meeting and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders. We expect that the costs of these services, exclusive of out-of-pocket costs, will not exceed $20,000.

If your shares are held in your name, you must either return the enclosed proxy card or attend the Annual Meeting in person in order to vote on the proposals. If your shares are held through a brokerage firm, bank or other institution and you do not return your proxy, the brokerage firm, bank or other institution holding your shares may vote your shares for you or may return a proxy leaving your shares unvoted (a “broker non-vote”).

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Proposal No. 2 must be approved by a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class. As a result, abstentions and broker non-votes have the same effect as a vote against each of these proposals. Proposal No. 3 and Proposal No. 4 must be approved by a majority of the shares cast on that proposal. As a result, abstentions and broker non-votes on these proposals will have no effect on whether such proposals pass. We encourage you to provide instructions to your brokerage firm, bank or other institution by returning your proxy. This ensures that your shares will be voted at the meeting.

In order for a proxy to be effective, it must be properly executed and received prior to the close of voting at the Annual Meeting or any adjournment thereof. Each proxy properly tendered will, unless otherwise directed by the stockholder, be voted for each of the nominees for director set forth in Proposal No. 1, for each of the other proposals described in this proxy statement and, at the discretion of the proxy holders, with regard to all other matters that may properly come before the Annual Meeting. Any stockholder of record may attend the Annual Meeting in person and may revoke the enclosed proxy at any time by:

•	executing and delivering to the corporate secretary a later-dated proxy;

•	delivering a written revocation to the corporate secretary before the meeting; or

•	voting in person at the Annual Meeting.

If you hold shares of our stock through a brokerage firm, bank or other institution, you must contact that institution in order to revoke or change your proxy or to vote at the Annual Meeting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Eight directors are to be elected at the Annual Meeting, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees securing the highest number of votes, up to the number of directors to be elected, will be elected as directors. It is intended that proxies received will be voted for the election of the nominees named below, unless marked to the contrary. If any of these nominees are unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

All nominees have indicated their willingness to serve if elected. Should any nominee become unavailable for election at the Annual Meeting, the persons named on the proxy may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board. Alternatively, the Board may, in its discretion, reduce the size of the Board rather than nominate a substitute.

Nominating Process

All of the nominees named below were recommended by the Nominating & Corporate Governance Committee. Other than Ronald E. Cape, Ph.D., all of the nominees are incumbent directors. In recommending these nominees, the Nominating & Corporate Governance Committee considered their experience, skills, judgment, integrity and understanding of the Company’s business and prospects. Although the Company has not received any director nominations from its stockholders, the Nominating & Corporate Governance Committee will consider stockholder nominees using these same criteria. Additional information regarding the Nominating & Corporate Governance Committee’s policies and procedures for handling stockholder nominees is provided below under the caption “Stockholder Proposals.”

F. Van Kasper, an incumbent director who is standing for reelection at the Annual Meeting, was first elected to the Board in January 2004. Mr. Kasper was initially recommended for election to the Board by the Nominating Committee, now known as the Nominating & Corporate Governance Committee. Dr. Cape has served as an advisor to the Board since the Company’s founding and was also initially recommended for election to the Board by the Nominating & Corporate Governance Committee. The Company did not pay any fees in fiscal 2004 to any third parties to identify or assist in identifying or evaluating nominees.

Nominees

The following persons have been nominated by the Board to be elected as directors at the Annual Meeting, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The following table indicates the name and age of each nominee as of the date of this proxy statement, all positions with the Company held by the nominee and the year during which the nominee was first elected or appointed a director, if applicable.

Name	Age	Position(s) with NTI	Director Continuously Since
Paul E. Freiman	70	President, Chief Executive Officer and Director	1997
Abraham E. Cohen	68	Chairman of the Board of Directors	1993
Enoch Callaway, M.D.	80	Director	1987
Ronald E. Cape, Ph.D.	72	Director nominee	—
Theodore L. Eliot, Jr.	76	Director	1992
F. Van Kasper	67	Director	2004
Abraham D. Sofaer	66	Director	1997
John B. Stuppin	71	Director	1988

Paul E. Freiman joined the Company as a director in April 1997 and was elected President and Chief Executive Officer in May 1997. He is the former chairman and chief executive officer of Syntex Corporation, where he had a long and successful career and was instrumental in the sale of Syntex to Roche Holdings for $5.3 billion. He is credited with much of the marketing success of Syntex’s lead product Naprosyn and was responsible for moving the product to over-the-counter status, currently marketed by Proctor & Gamble as Aleve. Mr. Freiman currently serves as chairman of the board of SciGen Pte. Ltd. and serves on the boards of Penwest Pharmaceutical Co., Calypte Biomedical Corporation, Alexza Molecular Delivery Corp., Phytos Inc. and Otsuka America Pharmaceuticals, Inc. He has been chairman of the Pharmaceutical Manufacturers Association of America (PhARMA) and has also chaired a number of key PhARMA committees. Mr. Freiman is also an advisor to Burrill & Co., a San Francisco merchant bank. Mr. Freiman holds a B.S. degree from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

Abraham E. Cohen has been a director of the Company since March 1993 and has been chairman of the Board since August 1993. From 1982 to 1992, Mr. Cohen served as Senior Vice President of Merck & Co. and from 1977 to 1988 as President of the Merck Sharp & Dohme International Division (“MSDI”). While at Merck, he played a key role in the development of Merck’s international business, initially in Asia, then in Europe and, subsequently, as President of MSDI, which manufactures and markets human health products outside the United States. Since his retirement from Merck and MSDI in January 1992, Mr. Cohen has been active as an international business consultant. He was a director of Agouron Pharmaceuticals, Inc. until its merger with Warner-Lambert Company. He is currently Chairman and President of Kramex Corporation and serves as a director of four other public companies: Akzo Nobel N.V., Chugai Pharmaceutical Co., Teva Pharmaceutical Industries, Ltd. and Vasomedical, Inc.

Enoch Callaway, M.D. is a founder of the Company and has served as a director of the Company since September 1987. Dr. Callaway previously served as chairman of the Board of the Company from September 1987 to November 1990, as co-chairman of the Board of the Company from November 1990 until August 1993, as Vice President of the Company from September 1988 until August 1993 and as Secretary of the Company from September 1988 until September 1991. Dr. Callaway has been Emeritus Professor of Psychiatry at the University of California, San Francisco since 1986, where he also served as Director of Research at the Langley Porter Psychiatric Institute from 1959 to 1986. Dr. Callaway was Staff Psychiatrist, SFVAMC, 1996-1997. He is a member of the Institutional Review Board for SAM Technologies, Inc. and Abratek, Inc. Dr. Callaway is a former director of Phytos, Inc., a biotechnology company. He holds A.B. and M.D. degrees from Columbia University.

Ronald E. Cape, Ph.D. has worked in the biotechnology industry for more than 30 years and currently serves as a consultant for several public and private biotechnology companies. He co-founded Cetus Corporation in 1971 and served as its chairman for 20 years and Chief Executive Officer for 13 years until Cetus merged with Chiron Corporation in 1991. Cetus was a world leader and pioneer in genetic engineering, developing a technology that was ultimately awarded a Nobel Prize. He was the founding chairman of Darwin Molecular Corporation, which was later sold to Chiroscience plc. Dr. Cape serves on the board of EntreMed, Inc. and also serves as a director for several privately held biotechnology companies, including Caprion, Inc. and Neugenesis Corp. Dr. Cape was a founding member of the Industrial Biotechnology Association (now the Biotechnology Industry Organization, or BIO), where he served as President from 1983 until 1985. Dr. Cape is a fellow of the American Academy of Arts and Sciences, the American Academy of Microbiology and the American Association for the Advancement of Science and has served as a board member of a number of arts and charitable organizations, including the San Francisco Opera. He has also served on the boards of Princeton University, Rockefeller University and the Whitehead Institute at MIT. He holds an A.B. degree from Princeton University, an M.B.A. degree from Harvard University and a Ph.D. degree in biochemistry from McGill University.

Theodore L. Eliot, Jr. has served as a director of the Company since August 1992. Previously, he served as a director of the Company from September 1988 until April 1992, and as a Vice President of the Company from

September 1988 until September 1991. Mr. Eliot retired from the United States Department of State in 1978, after a 30-year career in which he held senior posts in Washington and was Ambassador to Afghanistan. He was Dean of the Fletcher School of Law and Diplomacy from 1978 to 1985 and a director of Raytheon Co. from 1983 to 1998. He is currently a director of Fiberstars, Inc. and of several non-profit organizations. Mr. Eliot holds B.A. and M.P.A. degrees from Harvard University.

F. Van Kasper was appointed as a director and chairman of the Company’s Audit Committee in January 2004. Mr. Kasper served as Chairman of Wells Fargo Securities, the institutional brokerage and investment bank for Wells Fargo and Company, prior to his retirement in March 2003. Mr. Kasper entered the brokerage business in 1964 with Merrill Lynch and in 1978 co-founded Van Kasper and Company, a regional investment bank. As Chairman and Chief Executive Officer of Van Kasper and Company, he guided its growth from a handful of employees to a bank with over 350 employees in 15 offices in 4 states when it was sold in 1999. During his investment career, Mr. Kasper was elected as a Governor of the National Association of Securities Dealers (NASD) and as a Director and Vice Chairman of the Securities Industry Association. Mr. Kasper is active in San Francisco, California area non-profit community, most recently as Chairman of the Investment Committee for the University of California San Francisco Foundation and serves as Chairman Emeritus for San Francisco’s Exploratorium Museum. Mr. Kasper holds a B.S. degree from California State University.

Abraham D. Sofaer has served as a director of the Company since April 1997. Mr. Sofaer is the first George P. Shultz Distinguished Scholar & Senior Fellow at the Hoover Institution, Stanford University, appointed in 1994. He has also been a Professor of Law (by courtesy) at Stanford Law School. From 1990 to 1994, Mr. Sofaer was a partner at the law firm Hughes, Hubbard & Reed in Washington, D.C., where he represented several major U.S. public companies. From 1985 to 1990, he served as the Legal Adviser to the United States Department of State, where he was principal negotiator on several international disputes. From 1979 to 1985, he served as a federal judge in the Southern District of New York. Mr. Sofaer is registered as a qualified arbitrator with the American Arbitration Association and is a member of the National Panel of the Center for Public Resolution of Disputes (CPR), a leading organization in the area of resolution of disputes outside litigation. He has mediated major commercial cases. Additionally, he acts regularly as an arbitrator in merger-acquisition disputes, commercial cases involving valuation of technology, and securities class action suits. Mr. Sofaer is on the board of directors of Gen-Probe, Inc. and the International Advisory Committee of Chugai Biopharmaceuticals, Inc., and is an advisor to Soligence Corp., a start-up company with expertise in efficiency analysis. He is president of American Friends of the Koret Israel Economic Development Fund and a director of the Koret Foundation and serves as a Trustee of the National Museum of Jazz. Mr. Sofaer holds a B.A. degree from Yeshiva College and an L.L.B. degree from New York University.

John B. Stuppin is a founder of the Company and has served as a director of the Company since September 1988. From September 1987 until October 1990, Mr. Stuppin served as President of the Company, from November 1990 to August 1993 as co-chairman of the Board, from October 1990 until September 1991 as Executive Vice President, and from April 1991 until July 1994 as Treasurer. He also served as acting Chief Financial Officer of the Company from the Company’s inception through December 1993 and has continued to serve as a part-time employee of the Company in a business development capacity since that time. Mr. Stuppin is an investment banker and a venture capitalist. He has over 25 years experience in the start up and management of companies active in emerging technologies and has been the president of a manufacturing company. He is Chairman of Fiberstars, Inc. Mr. Stuppin holds an A.B. degree from Columbia University.

Vote Required

Directors are elected by a plurality vote. The nominees securing the highest number of votes, up to the number of directors to be elected, will be elected as directors at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

AUTHORIZATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved, subject to stockholder approval at the Annual Meeting, an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by an additional 15 million shares. As of the record date, the Company had 35 million shares of Common Stock authorized for issuance, of which 26,444,487 shares were outstanding and 7,665,607 shares were reserved for future issuance. After taking into consideration those shares of Common Stock outstanding or reserved for issuance, the Company had 889,906 shares available for future issuance as of the record date. This proposal will have no effect on the number of shares of Preferred Stock authorized for issuance.

The Board of Directors believes that the authorized shares of Common Stock remaining available for future issuance is not sufficient to raise additional capital or enable the Company to respond to potential business opportunities that may arise. Accordingly, the Board of Directors believes that it is in the Company’s best interest to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to issue additional shares from time to time as the Board of Directors may determine for financings, acquisitions and strategic business relationships. The Company currently has no commitments to issue any of the additional shares if this proposal is approved, and the Board of Directors currently has no specific plans for their issuance.

Although the Board of Directors believes that such an increase in the authorized shares of Common Stock is advisable, there are certain potential risks associated with an increase in the Company’s authorized capital stock. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and relative voting power and the additional shares of Common Stock that would become available for issuance if this proposal is approved could be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. The Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.

If the stockholders approve Proposal No. 2 at the Annual Meeting, the first paragraph of Article IV, Section A of the Company’s Certificate of Incorporation will be restated in its entirety as follows:

“Classes of Stock. The Corporation is authorized to issue two classes of stock, designated “Preferred Stock” and “Common Stock,” respectively. The total number of shares of stock that the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be common stock, with a par value of $0.001 per share (the “Common Stock”) and Five Million (5,000,000) shares shall be preferred stock, with a par value of $0.001 per share (the “Preferred Stock”). Three Million (3,000,000) of the shares of Preferred Stock are designated as Series A Preferred Stock (the “Series A Preferred”). The remaining Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine.”

Additionally, concurrently with filing this amendment with the Delaware Secretary of State, the Company intends to restate the Certificate of Incorporation in its entirety to incorporate into one document all amendments to the Certificate of Incorporation that have been adopted since the Certificate of Incorporation was last restated in 1994.

No Dissenters Rights

In connection with the approval of the increase in authorized shares of Common Stock, stockholders will not have a right to dissent and obtain payment for their shares under Delaware law or the Company’s Certificate of Incorporation or bylaws.

Vote Required

The affirmative vote of the holders of a majority of the Company’s outstanding Common Stock and Preferred Stock, voting together as a single class, is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

AMENDMENT TO 2003 EQUITY INCENTIVE PLAN

The Board of Directors has approved, subject to stockholder approval at the Annual Meeting, an amendment to our 2003 Equity Incentive Plan (the “Plan”) to increase the size of the annual stock option award granted to each non-employee director from 7,500 shares to 10,000 shares.

As part of a comprehensive evaluation of director and officer compensation undertaken in September 2004 with the assistance of a compensation consulting firm, the Board approved a plan recommended by the Compensation Committee to eliminate cash fees paid to directors for meeting attendance and instead pay a quarterly cash retainer. The Compensation Committee also recommended, and the Board approved, the foregoing amendment to the Plan in order to bring the Company’s non-employee director equity compensation closer to the median equity compensation paid to non-employee directors among our peer group of companies.

Currently, we have five non-employee directors who are eligible to receive automatic option grants under the Plan upon their reelection to the Board. If Proposal No. 3 is approved and if all of our incumbent non-employee directors are reelected at the Annual Meeting, the Company will issue options for a total of 50,000 shares of Common Stock to these non-employee directors. If Proposal No. 3 is not approved, but all incumbent non-employee directors are reelected at the Annual Meeting, the Company will issue the non-employee directors options for a total of 37,500 shares of Common Stock.

Stock options granted to non-employee directors are granted at 100% of the fair market value price of the stock on the date of grant, vest fully after one year of continuous board service from the date of grant and have a term of ten years from the date of grant.

Federal Income Tax Consequences of Options Under the Plan

The following is a general summary of the typical federal income tax consequences of the issuance and exercise of non-statutory options under the Plan. It does not describe the tax consequences for incentive stock options or other types of awards that may be granted under the Plan, nor does it describe state or other tax consequences of the issuance and exercise of options.

Options granted to non-employee directors are non-statutory options under the Internal Revenue Code. The grant of a non-statutory option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income subject to income and employment tax withholding (and the Company is entitled to a corresponding deduction) equal to the difference between the option exercise price and the fair value of our Common Stock on the date of exercise. Upon the disposition of stock acquired under a non-statutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held. The Company may allow non-statutory options to be transferred subject to conditions and restrictions imposed by the administrator of the Plan; special tax rules may apply on such a transfer. Special federal income tax rules also apply if our Common Stock is used to pay all or part of the option price.

Vote Required

Amendment of the Plan requires the affirmative vote of a majority of the shares present in person or by proxy and voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2005, and has directed that we submit the selection of Ernst & Young for ratification by our stockholders at the Annual Meeting. The Company is not required to submit the selection of our independent registered public accounting firm for stockholder ratification. However, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of Ernst & Young. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company.

The Audit Committee reviews audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the Ernst & Young’s independence. The Audit Committee has determined that the performance of non-audit services by Ernst & Young in the fiscal year ended June 30, 2004 was compatible with maintaining its independence. Additional information concerning the Audit Committee and its activities can be found in the following sections of this proxy statement: “Board Meetings and Committees” and “Report of the Audit Committee.”

Ernst & Young has audited our financial statements annually since fiscal 1992. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Audit Fees

The following is a summary of the fees billed to the Company by Ernst & Young for professional services rendered for the fiscal years ended June 30, 2004 and 2003:

	Year ended June 30,
	2004	2003
Audit Fees:
Consists of fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended June 30, 2004 or 2003, reviews of the interim financial statements included in the Company’s quarterly reports and reviews relating to registration statements	$168,200	$129,000

Audit-related Fees:
There were no audit-related fees billed by Ernst & Young for the fiscal years ended June 30, 2004 or 2003	—	—

Tax Fees:
Consists of fees billed for tax planning, assistance with the preparation of tax returns and advice on other tax-related matters	18,900	18,800

All Other Fees:
There were no other fees for services billed by Ernst & Young for the fiscal years ended June 30, 2004 or 2003	—	—

Total All Fees	$187,100	$147,800

In making its recommendation to ratify the appointment of Ernst & Young, the Audit Committee determined that the non-audit services provided by Ernst & Young were compatible with maintaining its independence. The Audit Committee or the Audit Committee Chairman reviews and pre-approves all audit and non-audit services rendered by Ernst & Young, and all fees incurred in fiscal 2004 were approved in accordance with these policies.

Vote Required

Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

EXECUTIVE OFFICERS

Our current executive officers and their respective positions are set forth in the following table. Biographical information regarding each executive officer who is not also a director is set forth following the table.

Name	Age	Position
Paul E. Freiman	70	President and Chief Executive Officer
Lisa U. Carr, M.D., Ph.D.	49	Senior Vice President, Chief Medical Officer
David E. Levy, M.D.	63	Vice President of Clinical Development
Stephen J. Petti	57	Vice President of Product Development

Lisa U. Carr, M.D., Ph.D. was appointed Vice President of Medical Affairs in September 1998 and Senior Vice President and Chief Medical Officer in September 2004. Prior to joining the Company in June 1998 as Director of Medical Affairs, Dr. Carr was Associate Medical Director at the Institute of Clinical Immunology and Infectious Diseases at Syntex Development Research in Palo Alto, California. Dr. Carr has more than eight years of international industry experience in conducting clinical drug trials in immunosuppression, nephrology, neurology, gastroenterology and cardiovascular disorders. She was Lead Clinical Research Physician at Syntex, directing a pivotal clinical trial of mycophenolate mofetil, for which an IND and NDA were approved for solid organ transplantation. Dr. Carr holds a medical degree and a Ph.D. degree magna cum laude from the University of Munich in Germany.

David E. Levy, M.D. was appointed Vice President of Clinical Development in September 2004. Prior to joining NTI, Dr. Levy was international project team leader at Eisai Medical Research, Inc. where he directed acute ischemic stroke programs and a clinical program to develop a novel therapy in Alzheimer’s disease. He previously served as an advisor to Empire Pharmaceuticals and as senior director of medical research at DOV Pharmaceutical, where he directed several clinical development programs. From 1991 to 2001, Dr. Levy was with Knoll Pharmaceuticals, serving initially as senior director and therapeutic head of clinical CNS and then as senior director of cardiovascular/internal medicine. Dr. Levy served as executive vice chair of neurology from 1988 to 1991 at Weill-Cornell Medical College and New York Presbyterian Hospital and continues to serve as adjunct associate professor of neurology and adjunct associate attending neurologist at these institutions. Dr. Levy is a fellow of the American Academy of Neurology, the American College of Physicians, and the Stroke Counsel of the American Heart Association. Dr. Levy holds a B.A. degree from Harvard College and an M.D. degree Harvard Medical School.

Stephen J. Petti was appointed Vice President of Product Development in July 2004 in connection with our acquisition of Empire Pharmaceuticals. Mr. Petti founded Empire Pharmaceuticals in February 2001 and served as its Chief Executive Officer. From February 1998 until Empire’s founding in February 2001, Mr. Petti served as Vice President, Drug Development at DOV Pharmaceuticals. From October 1995 to December 1997, he was Vice President of Global Consulting Operations at Barnett International/PAREXEL, a contract research organization in the pharmaceutical industry. He established a European presence for Barnett International/PAREXEL by starting its first overseas office in Paris. From July 1980 to August 1995, Mr. Petti held a variety of clinical research management positions with American Cyanamid, now Wyeth-Ayerst, including the position of Director of Global Clinical Research Training and Process Development. He is a member of the Drug Information Association and the Society of Research Administrators. Mr. Petti holds a B.B.A. degree from St. John’s University and a B.S.N (Nursing) degree from Dominican College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the outstanding shares of each class of our equity securities as of September 24, 2004 by: (i) each director, director nominee and Named Executive Officer (as defined below in under the heading “Summary Compensation Table”); (ii) all of our current executive officers and directors as a group; and (iii) each person or “group” of persons (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the outstanding shares or voting power of our voting securities. The table is based upon information supplied by directors, nominees, officers and principal stockholders. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name and Address **	Shares of Common Stock Beneficially Held ‡	Shares Subject to Options and Warrants Exercisable within 60 days	Percentage of Common Stock ‡‡	Shares of Series A Preferred Stock Beneficially Held	Percentage of Series A Preferred Stock
John B. Stuppin (1)	863,681	59,000	3.2%	100,000	18.7%
Abraham D. Sofaer	699,931	182,004	2.6%	100,000	18.7%
Abraham E. Cohen	674,747	149,000	2.5%	—	—
Paul E. Freiman (2)	665,700	610,000	2.5%	—	—
Lisa U. Carr, M.D., Ph.D.	199,242	179,333	*	—	—
Ronald E. Cape, Ph.D. (3)	171,134	41,000	*	40,000	7.5%
Enoch Callaway, M.D. (4)	157,538	57,000	*	—	—
Theodore L. Eliot, Jr. (5)	101,322	86,500	*	—	—
F. Van Kasper (6)	40,000	—	*	—	—
All executive officers and directors as a group (ten persons) (7)	4,450,224	1,322,837	15.9%	200,000	37.5%

*	Less than one percent.

**	The address of each beneficial owner is c/o Neurobiological Technologies, Inc., 3260 Blume Drive, Suite 500, Richmond, California 94806.

‡	Represents shares of Common Stock held as of September 24, 2004, plus shares of Common Stock that may be acquired upon conversion of shares of Series A Preferred Stock held as of such date, and shares of Common Stock that may be acquired upon exercise of options and warrants exercisable within 60 days from September 24, 2004.

‡‡	Based on 26,444,487 shares of Common Stock outstanding as of September 24, 2004. The percentage ownership and voting power for each person (or all directors and executive officers as a group), is calculated by assuming the conversion of all Preferred Stock and the exercise of all stock options and warrants exercisable within 60 days of September 24, 2004 held by such person.

(1)	Includes 702,681 shares of Common Stock and 100,000 shares of Preferred Stock held in trust by Mr. Stuppin and his spouse, 500 shares of Common Stock held directly by Mr. Stuppin’s spouse, and 1,500 shares of Common Stock held in Mr. Stuppin’s individual retirement account (IRA). Mr. Stuppin may be deemed to be the beneficial owner of such shares.

(2)	Includes 55,700 shares jointly held by Paul E. Freiman and his spouse.

(3)	Includes 90,134 shares of Common Stock held in trust. Mr. Cape may be deemed the beneficial owner of such shares.

(4)	Includes 100,538 shares of Common Stock held in a family trust. Dr. Callaway may be deemed to be the beneficial owner of such shares.

(5)	Includes 14,822 shares of Common Stock held in trust by Mr. Eliot and his spouse. Mr. Eliot may be deemed to be the beneficial owner of such shares.

(6)	Represents shares held in trust. Mr. Kasper may be deemed to be the beneficial owner of such shares.

(7)	Includes 1,034,221 and 10,342 shares held by Stephen J. Petti, our Vice President of Product Development, and David E. Levy, our Vice President of Clinical Development, respectively, which Mr. Petti and Dr. Levy received in connection with our acquisition of Empire Pharmaceuticals.

BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended June 30, 2004, our Board of Directors held twelve meetings. Each director attended at least 75% of the meetings of the Board of Directors and meetings of the committees of which he was a member in our last fiscal year. During fiscal 2004, our Board of Directors had an Audit Committee, a Compensation Committee and a Nominating Committee, which was renamed the Nominating & Corporate Governance Committee in September 2004. The Board has determined that all directors, other than Messrs. Freiman and Stuppin, are independent under standards promulgated by the National Association of Securities Dealers. All members of our Board of Directors serving at the time of the 2003 Annual Meeting of Stockholders attended that meeting and the Company expects that all members of the Board of Directors will attend the Annual Meeting.

Board Committees

Audit Committee. The Audit Committee is comprised of F. Van Kasper (Chairman), Theodore L. Eliot, Jr. and Abraham D. Sofaer. The Audit Committee selects the Company’s independent registered public accounting firm, approves their compensation, oversees and evaluates their performance, oversees the accounting and financial reporting policies and internal control systems of the Company, reviews the Company’s interim and annual financial statements, independent audit reports and management letters, and performs other duties specified in the Audit Committee Charter. The Audit Committee met six times in fiscal 2004. All members of the Audit Committee satisfy the current independence standards promulgated by both the National Association of Securities Dealers (including independence standards for audit committee members) and the Securities and Exchange Commission (“SEC”). The Board has also determined that Mr. Kasper is an “audit committee financial expert,” as the SEC has defined that term in Item 401 of Regulation S-K.

Compensation Committee. The Compensation Committee is comprised of Theodore L. Eliot, Jr. and Abraham D. Sofaer. The Compensation Committee determines compensation levels for the Company’s executive officers and directors, oversees administration of the Company’s equity incentive plans and performs other duties as the Board may delegate from time to time. The Compensation Committee met twice in fiscal 2004. Both members of the Compensation Committee satisfy the current independence standards promulgated by the National Association of Securities Dealers.

Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee, which was previously named the Nominating Committee, is currently comprised of Dr. Enoch Callaway and F. Van Kasper. During fiscal 2004, the Nominating Committee was comprised of Dr. Callaway and John B. Stuppin. The Nominating & Corporate Governance Committee identifies and recommends to the Board individuals qualified to serve as members of the Board, provides oversight with respect to corporate governance and ethical conduct and performs other duties specified in the Nominating & Corporate Governance Committee Charter, a copy of which is attached to this proxy statement as Appendix A. The Nominating & Corporate Governance Committee also oversees the Company’s Code of Business Conduct and Ethics, described below. The Nominating & Corporate Governance Committee met once in fiscal 2004. All members of the Nominating & Corporate Governance Committee satisfy the current independence standards promulgated by the National Association of Securities Dealers. If Dr. Cape is elected as a director at the Annual Meeting, the Board intends to appoint him as a member of the Nominating & Corporate Governance Committee at that time.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our directors, officers and employees. You may request a printed copy of the Code of Conduct, without charge, by writing us at 3260 Blume Drive, Suite 500, Richmond, California 94806, Attn: Investor Relations. In the event of an amendment to, or a waiver from, any provision of the Code of Conduct that applies to our directors or officers, we will promptly publicly disclose such information.

Stockholder Communications

Generally, stockholders who have questions or concerns regarding the Company should write to the Company at 3260 Blume Drive, Suite 500, Richmond, California 94806 Attn: Investor Relations. However, any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at the address set forth above.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Historically, the Company has compensated its non-employee directors with cash meeting fees and annual stock option awards. The Board has also granted individual stock option awards to directors upon their initial election to the Board. The Company followed these practices in fiscal 2004 as described below. In the first quarter of fiscal 2005, the Compensation Committee retained a compensation consulting firm to review the Company’s director compensation practices and make recommendations where appropriate. Based on this review, the Compensation Committee recommended, and the Board approved, a revised compensation structure, which is summarized below.

Fiscal 2004 Compensation. During fiscal 2004, each director of the Company, other than Mr. Freiman, received $1,500 for each Board meeting that he attended and $500 for each committee meeting that he attended, with the exception of Mr. Kasper who, as Audit Committee chairman, received $2,500 for each meeting of the Audit Committee. Mr. Cohen was paid an additional $30,000 in fiscal 2004 for serving as the Chairman of the Board and is reimbursed for his out-of-pocket expenses for each meeting attended. Mr. Stuppin was also paid $13,008 in fiscal 2004 as a part-time employee providing business development assistance to the Company.

Additionally, each non-employee director who was reelected to the Board at the 2003 Annual Meeting of Stockholders received an option under our 1993 Stock Plan to purchase 1,000 shares of Common Stock and an option under our 2003 Equity Incentive Plan to purchase 7,500 shares of Common Stock. Both options were granted with an exercise price equal to the fair market of our Common Stock on the date of grant and both options vest and become exercisable one year after the date of grant. The 1993 Stock Plan expired in November 2003.

Revised Compensation Structure. Commencing in the second quarter of fiscal 2005, the Company will pay quarterly cash retainer fees in the following amounts to each non-employee director and the Company will no longer pay directors fees based on meeting attendance.

Chairman of the Board	$10,000
Chairman of Audit Committee	$8,750
All Other Non-Employee Directors	$7,500

The Company will continue to grant each non-employee director a stock option award upon his reelection to the Board. If Proposal No. 3 is approved at the Annual Meeting, each non-employee director will receive an option to purchase 10,000 shares of Common Stock upon reelection to the Board. If Proposal No. 3 is not approved, each non-employee director will continue to receive an option to purchase 7,500 shares of Common Stock upon his reelection, as currently set forth in the Plan.

Individual Option Awards. Mr. Kasper, who was initially elected to the Board in January 2004, received an option to purchase 100,000 shares of Common Stock at an exercise price equal to the fair market of our Common Stock on the date of grant. This option vests and becomes exercisable with respect to 50,000 shares on each of the first and second anniversaries of the date of grant.

If Dr. Cape is elected at the Annual Meeting, he will receive an option to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of our Common Stock on the date of grant. This option will vest and become exercisable on the first anniversary of the date of grant.

Executive Compensation

Summary Compensation Table

The following table describes the compensation paid by the Company to our Chief Executive Officer and our only other executive officer as of June 30, 2004 (the “Named Executive Officers”) for services rendered in all capacities to the Company for fiscal 2004 and the two preceding fiscal years.

Name and Principal Positions	Annual Compensation					Long-Term Compensation	All Other Compensation (2)
	Fiscal Year	Salary		Bonus (1)		Option Awards (#)
Paul E. Freiman President and Chief Executive Officer	2004 2003 2002	$ $ $	212,500 200,000 200,000	$ $ $	225,000 200,000 150,000	— — —	$ $ $	4,409 2,343 2,287

Lisa U. Carr, M.D., Ph.D. Senior Vice President, Chief Medical Officer (2)	2004 2003 2002	$ $ $	132,500 128,150 123,200	$ $ $	175,000 — 30,000	— — 50,000	$ $ $	11,218 9,241 7,022

(1)	Bonus amounts for fiscal 2004 include $75,000 paid to Mr. Freiman in October 2004 based on his performance in fiscal 2004, and $25,000 paid to Dr. Carr in October 2004 based on her performance in fiscal 2004.

(2)	“All Other Compensation” for Mr. Freiman consists of dental, disability and life insurance premiums paid by the Company. “All Other Compensation” for Dr. Carr consists of dental, disability, health and life insurance premiums paid by the Company.

(3)	Dr. Carr served as our Vice President, Medical Affairs until September 2004, at which time she was elected Senior Vice President and Chief Medical Officer.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

The following table shows information concerning the number and value of exercisable and unexercisable options held as of June 30, 2004 by our Named Executive Officers. The stated value of the unexercised options is based on the difference between the exercise price of each respective option and $3.72, which was the closing price of our Common Stock on the Nasdaq Stock Market on June 30, 2004. No stock options were exercised by the Named Executive Officers in fiscal 2004.

Name	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul E. Freiman	610,000	150,000	$1,193,280	$438,000
Lisa U. Carr, M.D., Ph.D.	169,958	34,167	$277,683	$27,109

Employment Contracts and Change-in-Control Arrangements

In December 1999, Mr. Freiman was granted an option to purchase up to 150,000 shares of Common Stock at an exercise price of $0.80 per share. This option vests in full in December 2004. If, before that time, the Company undergoes a change in control (as defined in the option agreement), the option vesting may accelerate, in whole or in part, depending on the net proceeds to the Company’s stockholders realized in connection with the change in control.

The Company’s 1993 Stock Plan contains, and certain option awards granted thereunder contain, provisions regarding the accelerated vesting of options in the event of a change in control of the Company. Our 2003 Equity Incentive Plan provides that the time-based (but not performance-based) vesting of all outstanding equity awards will fully accelerate in the event of a “change in control” of the Company, as the term is defined in that plan.

Stock Performance Graph

The following Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The graph below compares the yearly percentage change in the cumulative total stockholder returns on the Company’s Common Stock over a five-year period with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Biotech Index over the same period. The graph assumes that $100 was invested on June 30, 1999 in our Common Stock and each index, and that all dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our Common Stock.

Cumulative Total Return

	Fiscal Years Ended June 30,
	1999	2000	2001	2002	2003	2004
NTI	100	971	360	329	399	425
Nasdaq Composite Index	100	148	80	54	60	76
Nasdaq Biotech Index	100	240	200	101	133	150

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, the Company’s Compensation Committee consisted of Messrs. Eliot and Sofaer. No member of the Compensation Committee was, at any time during fiscal 2004, an officer or employee of the Company. There are no Compensation Committee interlocks between the Company and any other entities involving our executive officers and Board members who serve as executive officers or Board members of such entities.

Equity Compensation Plan Information

The following table sets forth certain information, as of June 30, 2004, regarding the Company’s 1993 Stock Option Plan, 2003 Equity Incentive Plan and 2003 Employee Stock Purchase Plan. The 1993 Stock Option Plan expired in November 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights*	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,757,154	$2.71	1,366,612	**
Equity compensation plans not approved by security holders	—	—	—

Total	1,757,154	$2.71	1,366,612

*	The purchase price and number of shares underlying outstanding purchase rights under the 2003 Employee Stock Purchase Plan cannot be calculated as of June 30, 2004. As a result, these data have been omitted from the above table.

**	Includes 496,612 shares issuable under the 2003 Employee Stock Purchase Plan.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Company’s executive compensation program is designed to provide competitive levels of compensation in order to retain and motivate our executive officers, tie individual total compensation to individual performance and the success of the Company, and align the interests of our executive officers with those of our stockholders. Executive compensation generally consists of three components: base salary, cash bonuses and equity-based awards, each of which is described below.

Base Salary. Salaries for executive officers are determined on an individual basis at the time of hire and are set to be competitive with comparable businesses in our industry. Adjustments to base salary are considered annually in light of each officer’s performance, the Company’s performance and compensation levels at other companies within our industry. Based on these considerations, the base salaries paid to our Named Executive Officers increased slightly in fiscal 2004.

In the first quarter of fiscal 2005, the Compensation Committee engaged a compensation consulting firm to review the Company’s compensation practices and make recommendations regarding the future compensation of the Company’s executive officers. Based on this review, the Compensation Committee recommended, and the Board approved, additional increases in base salaries for the Named Executive Officers, effective October 1, 2004, to bring the base salaries of the Named Executive Officers in line with the median base salaries in our peer group of companies.

Cash Bonus. Our bonus program is designed to reward executives for the Company’s overall performance as well as their individual performance in a given year. The Compensation Committee considers the performance of the officer and the Company for the preceding year in deciding whether to award a bonus and, if one is to be awarded, the size of the bonus. In certain cases, the Compensation Committee has awarded retention bonuses, which are generally only paid if the executive remains employed with the Company for a stated minimum period of time.

In fiscal 2004, the Compensation Committee awarded the Named Executive Officers with cash bonuses based on individual and Company performance. Additional bonuses were awarded in September 2004 following the report of the consulting firm engaged by the Compensation Committee. These bonuses were awarded for the Named Executive Officers’ performance in fiscal 2004.

Equity-Based Awards. The Compensation Committee may also compensate our executive officers with equity-based awards, such as stock options or restricted stock grants. By granting stock options to our officers, the Compensation Committee intends to align the interests of our officers with the interests of stockholders by creating a return tied to the performance of our stock price. In determining the timing and size of stock option grants, the Compensation Committee considers the contributions and responsibilities of each executive, appropriate incentives for the promotion of the long-term growth of the Company and grants made to other executives in the industry holding comparable positions. It is the Compensation Committee’s practice to fix the price of the options at the fair market value on the date of the grant, thereby making the executive’s value realized tied directly to gains realized by our stockholders.

No equity-based awards were granted to the Named Executive Officers in fiscal 2004. However, the Compensation Committee recommended, and the Board approved, stock option awards granted to the Named Executive Officers in September 2004.

Compensation of Chief Executive Officer

Mr. Freiman is compensated with a base salary and, depending on performance and the Company’s financial condition, a bonus and/or stock option award. In fiscal 2004, the Compensation Committee increased Mr. Freiman’s base salary to $250,000 and awarded him with a cash bonus of $150,000.

In September 2004, the Compensation Committee recommended, and the Board approved, an increase in Mr. Freiman’s base salary to $350,000, effective October 1, 2004. The increase was made after the Compensation Committee reviewed a report from a compensation consulting firm on comparable salaries in the biotechnology industry. In increasing Mr. Freiman’s salary, the Compensation Committee sought to bring Mr. Freiman’s base salary in line with the median chief executive officer salary in our peer group of companies. The Compensation Committee also awarded Mr. Freiman with a bonus of $75,000 in September 2004 based on Mr. Freiman’s performance in fiscal 2004 and based on a review of compensation levels among our peer group of companies.

The Compensation Committee did not award Mr. Freiman with any stock options or other equity awards in fiscal 2004. In September 2004, the Compensation Committee granted Mr. Freiman an option to purchase 150,000 shares of Common Stock under the Plan. This option was awarded in light of Mr. Freiman’s performance in fiscal 2004 and was intended to provide equity compensation at a level that is consistent with the median equity compensation paid among our peer group of companies.

September 24, 2004

Submitted by the Compensation Committee of

the Board of Directors

Theodore L. Eliot, Jr.

Abraham D. Sofaer

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2004, we acquired Empire Pharmaceuticals in a merger transaction. Immediately following the closing of the merger, Stephen J. Petti became our Vice President of Product Development. Mr. Petti founded Empire Pharmaceuticals and, at the time of the merger, was Empire’s largest stockholder. Pursuant to the merger agreement, we will pay up to an additional $2 million and issue up to an additional 2,375,170 shares of Common Stock to the former stockholders of Empire Pharmaceuticals if and when we commence Phase III clinical trials for Viprinex, a drug candidate that we acquired in the merger. Pursuant to the merger agreement and a separate agreement between Mr. Petti and Empire whereby Mr. Petti will be repaid certain advances made to development costs, Mr. Petti will receive up to $1.2 million and 1,146,597 shares of Common Stock of consideration payable to the former stockholders of Empire Pharmaceuticals when and if these Phase III clinical trials commence.

David Levy, M.D., our Vice President of Clinical Development, was also a stockholder in Empire Pharmaceuticals and will receive approximately 0.5% of any additional merger consideration, when and if paid.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a). To the Company’s knowledge, based solely on the review of copies of the reports furnished to the Company, all executive officers, directors and greater than 10% stockholders were in compliance with all applicable Section 16(a) filing requirements in fiscal 2004.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee, currently comprised of Messrs. Kasper (Chairman), Eliot and Sofaer, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm, pre-approves audit and non-audit services to be performed by the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board of Directors, and the Audit Committee’s responsibilities are more fully described in the Audit Committee Charter that has been filed with the SEC. All members of the Audit Committee currently meet the independence requirements promulgated by the National Association of Securities Dealers and the SEC.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004. This review included a discussion of the quality and the acceptability of the Company’s financial and disclosure reporting and controls, including the nature and extent of disclosures in the financial statements.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the independent registered public accounting firm its independence from management and the Company, including the matters required by the Independence Standards Board Statement No. 1.

In addition to matters discussed above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of its audit. The Committee met with representatives from the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

September 23, 2004

Submitted by the Audit Committee of

the Board of Directors

F. Van Kasper, Chairman

Theodore L. Eliot, Jr.

Abraham D. Sofaer

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at the Annual Meeting, he or she must provide timely written notice to Secretary of the Company in the form prescribed by our bylaws.

STOCKHOLDER PROPOSALS

Stockholder proposals, including director nominees, intended to be included in next year’s annual meeting proxy materials must be received by the Secretary of the Company at 3260 Blume Street, Suite 500, Richmond, California 94806, no later than June 16, 2005 (the “Proxy Deadline”). The form and substance of these proposals must satisfy the requirements established by the Company’s bylaws and the SEC.

Additionally, stockholders who intend to present a stockholder proposal at any annual meeting of stockholders must provide the Secretary of the Company with written notice of the proposal between 60 and 120 days prior to the date of that meeting; provided, however, that if the Company provides less than 70 days’ notice or public disclosure of the date of such meeting, notice of the proposed stockholder action must be received no later than the close of business on the 10th day following such notice or disclosure. Notice must be tendered in the proper form prescribed by the Company’s bylaws. Proposals not meeting the requirements set forth in our bylaws will not be entertained at the meeting.

Any person who wishes to be considered by the Nominating & Corporate Governance Committee for election to the Board at next year’s annual meeting must provide the Secretary of the Company with a completed and signed biographical questionnaire on or before the Proxy Deadline. Stockholders can obtain a copy of this questionnaire from the Secretary of the Company upon written request. The Nominating & Corporate Governance Committee is not required to consider director nominations received after this date, or without the required questionnaire.

ANNUAL REPORT

Our annual report to stockholders for the fiscal year ended June 30, 2004, including audited financial statements, accompanies this proxy statement. Copies of our Annual Report on Form 10-K for fiscal 2004 and the exhibits thereto are available from the Company without charge upon written request of a stockholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please notify the Company at 3260 Blume Drive, Suite 500, Richmond, California 94806, Attn: Investor Relations. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage firm or bank.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED PROXY.

APPENDIX A

NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER

Adopted by the Board of Directors of

Neurobiological Technologies, Inc.

Purpose

The purpose of the Nominating & Corporate Governance Committee (the “Committee”) of the board of directors (the “Board”) of Neurobiological Technologies, Inc. (the “Company”) is to identify and recommend to the Board individuals qualified to serve as members of the Board and to provide oversight with respect to corporate governance and ethical conduct.

Composition

The Committee shall be composed of at least two or more directors, as determined by the board of directors, each of whom shall satisfy the requirements of Nasdaq.

Responsibilities

The Committee is charged by the Board with the responsibility to:

1. Identify, evaluate and recommend individuals to the Board, including individuals proposed by Company stockholders, for election as directors of the Company at each annual or special meeting of stockholders at which directors are to be elected, and identify, evaluate and recommend individuals to the Board to fill any vacancies or newly created directorships that may occur between such meetings.

2. Cause to be prepared, and recommend to the Board the adoption of, a Code of Ethics and Business Conduct, periodically review and assess the code and recommend changes for approval by the Board.

3. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

4. Periodically review and reassess this Charter and, if appropriate, recommend changes to the Board.

5. Perform such other duties and responsibilities as may be assigned to the Committee by the Board.

Authority

By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1. Perform each of the responsibilities of the Committee described above.

2. Delegate such of its authority and responsibilities as the Committee deems proper to members of the Committee or a subcommittee.

3. Appoint a chair of the Committee, unless a chair is designated by the Board.

4. Engage and terminate search firms, independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities, and approve the fees and other terms of retention of any such search firms, independent counsel and other advisers.

5. Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of compensation to any search firm or other advisers engaged by the Committee.

A-1

Please mark
your votes
as indicated ☒

ITEM 1 - ELECTION OF DIRECTORS

Nominees:	Enoch Callaway, M.D.	FOR ALL	☐
	Ronald E. Cape, Ph.D.	WITHHOLD ALL	☐
Abraham E. Cohen
Theodore L. Eliot, Jr.
Paul E. Freiman
F. Van Kasper
Abraham D. Sofaer
John B. Stuppin

Instruction: To withhold authority to vote for any Nominee(s) print the name(s) here and check box “FOR ALL”.

(write nominee(s) name(s) here)

ITEM 2 - AUTHORIZATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

FOR	☐
ABSTAIN	☐
AGAINST	☐

ITEM 3 - AMENDMENT TO 2003 EQUITY INCENTIVE PLAN

FOR	☐
ABSTAIN	☐
AGAINST	☐

ITEM 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR	☐
ABSTAIN	☐
AGAINST	☐

Signature(s)	Dated	_____________, 2004

Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul E. Freiman and Stephen C. Ferruolo proxies, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of stock of Neurobiological Technologies, Inc. (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on Thursday, November 18, 2004 or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of the nominees described in the accompanying proxy statement and FOR the other proposals described therein.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

(Continued, and to be marked, dated and signed, on the other side)